EXHIBIT 99.1
September 20, 2005
Securities and Exchange Commission
Washington, D.C. 20549

RE:	033-07075-LA – The Fashion House Holdings, Inc.
Dear Sirs:
We have read Item 4.01 of The Fashion House Holdings, Inc’s Form 8-K, dated September 20, 2005, and are in agreement with the statements contained in paragraphs 4.01 therein as they relate to us. We make no representation as to the accuracy or completeness of paragraph 5 included under 4.01(a) with respect to managements’ efforts to address the material weaknesses as we have not preformed any procedures since the change in control of the Company.
Very truly yours,
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP